PRESS RELEASE - APRIL 26, 2004                     FOR IMMEDIATE RELEASE

1st STATE BANCORP, INC.                            FOR MORE INFORMATION CONTACT:
                                                          JAMES C. McGILL
                                                          (336) 227-8861

              1st STATE BANCORP, INC. ANNOUNCES QUARTERLY EARNINGS

BURLINGTON, NORTH CAROLINA 1st STATE BANCORP, INC.   (NASDAQ: FSBC)


1st State Bancorp, Inc. (Nasdaq: FSBC), the holding company for 1st State Bank, has reported earnings for the quarter ended March 31, 2004. Net income for the quarter ended March 31, 2004 decreased to $779,000 from net income of $997,000 earned in the quarter ended March 31, 2003. Basic and diluted earnings per share were $0.28 and $0.26 per share, respectively, for the quarter ended March 31, 2004, compared with $0.35 and $0.34 per share, respectively, in the previous year.


Net income for the six months ended March 31, 2004 decreased to $1,537,000, from net income of $1,980,000 earned in the six months ended March 31, 2003. Basic and diluted earnings per share were $0.55 and $0.52 per share, respectively, for the six months ended March 31, 2004, compared with $0.70 and $0.67 per share, respectively, for the six months ended March 31, 2003.


Net interest income decreased $200,000 to $2.8 million for the quarter ended March 31, 2004 from the $3.0 million recorded in the quarter ended March 31, 2003. The Company's net interest income as a percentage of average interest earning assets decreased to 3.24% for the quarter ended March 31, 2004 from the 3.62% reported in the quarter ended March 31, 2003. The decrease reflects the effect that the prolonged low-rate environment is having on the Company's net interest income.


Non-interest income for the quarter decreased $281,000 to $590,000 from the $871,000 reported in the quarter ended March 31, 2003. Net mortgage banking income for the quarter decreased $323,000 to $113,000 from $436,000 reported in the quarter ended March 31, 2003. The decrease in mortgage banking income was the result of decreased mortgage originations in the current quarter compared to the previous year. The Company did recognize $87,000 in gains on sales of investments during the quarter ended March 31, 2004 which were not present in the prior year.


At March 31, 2004, 1st State Bancorp, Inc. had total assets of $363 million, net loans receivable of $231 million, deposits of $264 million and stockholders' equity of $64.3 million. The book value per share of common stock was $21.71 per share at March 31, 2004.


1st State Bancorp, Inc., through its subsidiary 1st State Bank, currently services its customers from seven full service banking offices in Alamance County.


Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

1st State Bancorp, Inc. (Nasdaq: FSBC)
Summary of Financial Highlights

Selected Financial Data:                                                      March 31,                     September 30,
(in thousands - unaudited)                                                      2004                             2003
                                                                                ----                             ----
Total assets                                                                  $ 362,869                          362,640
Loans receivable, net                                                           230,584                          225,725
Loans held for sale                                                               1,244                              645
Investment securities                                                           107,192                          110,541
Cash and cash equivalents                                                         8,385                            9,359
Deposit accounts                                                                264,413                          262,712
Advances from Federal Home Loan Bank                                             28,500                           31,500
Total stockholders' equity                                                       64,314                           62,701


Selected Operating Data:                                          Three months ended                Six months ended
(in thousands - unaudited)                                    3/31/2004       3/31/2003       3/31/2004        3/31/2003
                                                              ---------       ---------       ---------        ---------

Interest income                                                 $ 3,954           4,397           8,001            8,964
Interest expense                                                  1,189           1,445           2,424            3,012
                                                                 ------          ------          ------           ------
Net interest income                                               2,765           2,952           5,577            5,952

Provision for loan losses                                            60              60             120              120
                                                                 ------          ------          ------           ------
Net interest income after
   provision for loan losses                                      2,705           2,892           5,457            5,832

Non-interest income                                                 590             871           1,116            1,632
Non-interest expense                                              2,056           2,181           4,159            4,328
                                                                 ------          ------          ------           ------

Income before taxes                                               1,239           1,582           2,414            3,136

Income tax expense                                                  460             585             877            1,156
                                                                 ------          ------          ------           ------

Net income                                                        $ 779             997           1,537            1,980
                                                                 ======            ====          ======           ======


Per Share Data:                                                   Three months ended                Six months ended
(unaudited)                                                   3/31/2004       3/31/2003        3/31/2004        3/31/2003
                                                              ---------       ---------        ---------        ---------
Basic earnings per share                                          $0.28           $0.35           $0.55            $0.70
Diluted earnings per share                                         0.26            0.34            0.52             0.67
Average shares outstanding - basic                            2,814,005       2,816,021       2,813,224        2,815,831
Average shares outstanding - diluted                          2,971,283       2,938,298       2,966,119        2,940,269
Cash dividends per share                                          $0.10           $0.10           $0.20            $0.18
Book value at March 31                                           $21.71          $20.96
Shares outstanding at March 31                                2,962,323       2,977,789


Interest Margin                                                   Three months ended                Six months ended
(% of average assets - unaudited)                             3/31/2004       3/31/2003       3/31/2004        3/31/2003
                                                              ---------       ---------       ---------        ---------
Yield on interest earning assets                                  4.64%           5.39%           4.70%            5.51%
Cost of interest bearing liabilities                              1.71%           2.18%           1.75%            2.29%
                                                                  -----           -----           -----            -----
Interest rate spread                                              2.93%           3.21%           2.95%            3.22%

Net interest income as a percentage of average
   interest earning assets                                        3.24%           3.62%           3.28%            3.66%


Asset Quality                                                                  March 31,                       March 31,
( unaudited)                                                                     2004                             2003
                                                                                 ----                             ----
Allowance for loan losses to gross loans                                          1.66%                            1.69%
    held for investment
Nonperforming assets to total assets                                              1.23%                            1.32%